UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2004

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(508) 836-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 14, 2004, American Superconductor Corporation (the “Company”) entered into severance agreements (the “Agreements”) with each of the following individuals: Gregory J. Yurek, Chairman of the Board and Chief Executive Officer; David Paratore, President and Chief Operating Officer; Alexis P. Malozemoff, Executive Vice President and Chief Technical Officer; Kevin M. Bisson, Senior Vice President, Chief Financial Officer and Treasurer; Stuart C. Karon, Vice President, Business Development; and Thomas M. Rosa, Vice President of Finance and Accounting and Secretary (each an “Executive”, and collectively the “Executives”). Each Agreement provides for certain severance benefits to the Executive in the event that such Executive’s employment is terminated: 1) by the Company without Cause in the absence of a Change in Control of the Company; or 2) by the Company without Cause or by the Executive for Good Reason following a Change in Control of the Company (each as defined in the Agreements). These benefits primarily consist of the continuation of the Executive’s salary and employee benefits for a period of six months to three years following termination, depending on the Executive. Each Agreement expires on March 31, 2009; however, the Agreements are subject to automatic one-year extensions on an annual basis, beginning April 1, 2006, unless either the Executive or the Company provides notice to the other party that it has decided not to extend.

Dr. Yurek and Dr. Malozemoff are each party to an employment agreement with American Superconductor, both of which are on file with the Securities and Exchange Commission as material contract exhibits to the Company’s most recently filed Annual Report on Form 10-K. Pursuant to these employment agreements, Dr. Yurek and Dr. Malozemoff would continue to receive their salary and employee benefits for one year following their termination by the Company without Cause (as defined in the employment agreements). These employment agreements remain in full force and effect following the execution of the new Agreements, except for the following: 1) the severance provisions in the new Agreement supersede the severance provisions in these employment agreements; and 2) the period of the post-employment non-competition provisions in these employment agreements were extended to coincide with the period during which the Executive is entitled to receive severance benefits pursuant to his new Agreement.

Mr. Paratore’s Agreement includes a non-competition provision that prohibits Mr. Paratore from competing with American Superconductor during his employment with the Company and for a period of twenty-four months after termination of his employment.

The summary of the Agreements described above is qualified in all respects by reference to the full text of the Agreements, which have been filed as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: October 15, 2004	By:	/s/ GREGORY J. YUREK
Gregory J. Yurek
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated as of October 14, 2004 between the Registrant and Gregory J. Yurek

10.2	Severance Agreement dated as of October 14, 2004 between the Registrant and David Paratore

10.3	Severance Agreement dated as of October 14, 2004 between the Registrant and Alexis P. Malozemoff

10.4	Severance Agreement dated as of October 14, 2004 between the Registrant and Kevin M. Bisson

10.5	Severance Agreement dated as of October 14, 2004 between the Registrant and Stuart C. Karon

10.6	Severance Agreement dated as of October 14, 2004 between the Registrant and Thomas M. Rosa